                                                                 EXHIBIT 25.1


                                   FORM T-1
                ==============================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                              __________________

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                              __________________

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION 305(b)(2) _______
                              __________________

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)


                 New York                              13-3818954
        (Jurisdiction of incorporation             (I.R.S. employer
        if not a U.S. national bank)              identification No.)

           114 West 47th Street                      10036-1532
               New York, NY                           (Zip Code)
           (Address of principal
            executive offices)

                              __________________

                       Crown Castle International Corp.
              (Exact name of obligor as specified in its charter)

                   Delaware                               76-0470458
        (State or other jurisdiction of               (I.R.S. employer
        incorporation or organization)                identification No.)

        510 Bering Drive, Suite 500                         77057
               Houston, Texas                             (Zip Code)
     (Address of principal executive offices)
                              __________________

                    9-1/2% Senior Discount Notes due 2011
                      (Title of the indenture securities)

                 ==============================================

                                    GENERAL


1.  General Information
    -------------------

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

          Federal Reserve Bank of New York (2nd District), New York, New York
            (Board of Governors of the Federal Reserve System)
          Federal Deposit Insurance Corporation, Washington, D.C.
          New York State Banking Department, Albany, New York

    (b)   Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

2.  Affiliations with the Obligor
    -----------------------------

    If the obligor is an affiliate of the trustee, describe each such affiliation.

          None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

    Crown Castle International Corp. currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16. List of Exhibits
    ----------------

     T-1.1   --      Organization Certificate, as amended, issued by the State
                     of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-
                     1.1 to Form T-1 filed on September 15, 1995 with the
                     Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990
                     (Registration No. 33-97056).

    ----------------

    T-1.2    --       Included in Exhibit T-1.1.

    T-1.3    --       Included in Exhibit T-1.1.

    T-1.4    --       The By-Laws of United States Trust Company of New York, as
                      amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                      33-97056).

    T-1.6    --       The consent of the trustee required by Section 321(b) of
                      the Trust Indenture Act of 1939, as amended by the Trust
                      Indenture Reform Act of 1990.

    T-1.7    --       A copy of the latest report of condition of the trustee
                      pursuant to law or the requirements of its supervising or examining authority.

NOTE
====

As of September 17, 1999, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                              __________________

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 17th day of September, 1999.

UNITED STATES TRUST COMPANY
     OF NEW YORK, Trustee

By:  /s/ Margaret Ciesmelewski
     -----------------------------
     Margaret Ciesmelewski
     Assistant Vice President

                                                                Exhibit T-1.6
                                                                -------------

       The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                              114 West 47th Street
                              New York, NY 10036


January 7, 1997



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



Very truly yours,


UNITED STATES TRUST COMPANY
       OF NEW YORK


       /s/ Gerard F. Ganey
       ----------------------------
By:    Gerard F. Ganey
       Senior Vice President

                                                              EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                                 JUNE 30, 1999
                                 -------------
                               ($ IN THOUSANDS)

ASSETS
------
Cash and Due from Banks                               $  237,532
Short-Term Investments                                   155,678

Securities, Available for Sale                           505,561

Loans                                                  2,312,569
Less:  Allowance for Credit Losses                        17,486
                                                      ----------
     Net Loans                                         2,295,083
Premises and Equipment                                    56,119
Other Assets                                             128,087
                                                      ----------
     Total Assets                                     $3,378,060
                                                      ==========

LIABILITIES
-----------
Deposits:
     Non-Interest Bearing                             $  815,644
     Interest Bearing                                  1,931,882
                                                      ----------
         Total Deposits                                2,747,526

Short-Term Credit Facilities                             310,113
Accounts Payable and Accrued Liabilities                 131,638
                                                      ----------
     Total Liabilities                                $3,189,277
                                                      ==========

STOCKHOLDER'S EQUITY
--------------------
Common Stock                                              14,995
Capital Surplus                                           53,041
Retained Earnings                                        121,974
Unrealized Loss on Securities
     Available for Sale (Net of Taxes)                    (1,227)
                                                      ----------

Total Stockholder's Equity                               188,783
                                                      ----------
    Total Liabilities and
    Stockholder's Equity                              $3,378,060
                                                      ==========

I, Richard E. Brinkmann, Managing Director & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, Managing Director & Controller

August 23, 1999